As filed with the Securities and Exchange Commission on October 6, 2008
Registration No. 333-129646

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 7
to
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	3841	41-1458152
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

350 Hills St., Suite 106
Richland, WA 99354
(509) 375-1202
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dwight Babcock
Interim Chief Executive Officer
350 Hills St., Suite 106
Richland, WA 99354
(509) 375-1202
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, PLC
3101 N. Central Ave., Suite 1400
Phoenix, AZ 85012
(602) 248-0088

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the earlier registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

On November 10, 2005, IsoRay, Inc. (“IsoRay”) filed Registration Statement No. 333-129646 on Form SB-2, as amended from time to time thereafter (the “Registration Statement”), to register 4,637,100 shares of common stock, par value $0.001, beneficially owned by the shareholders named therein (the “Selling Shareholders”).

Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, it is no longer necessary for IsoRay to maintain the effectiveness of the Registration Statement.

IsoRay hereby terminates the Registration Statement and removes from registration all shares of common stock that have not been sold by the Selling Shareholders pursuant to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richland, Washington, on October 6, 2008.

IsoRay, Inc.

Date: October 6, 2008	By:	/s/ Dwight Babcock
Dwight Babcock, Interim Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dwight Babcock	Interim Chief Executive Officer and Chairman	October 6, 2008
Dwight Babcock

/s/ Jonathan Hunt	Chief Financial Officer	October 6, 2008
Jonathan Hunt	(Principal Financial and Accounting Officer)

/s/ Robert Kauffman	Director	October 6, 2008
Robert Kauffman

/s/ Thomas LaVoy	Director	October 6, 2008
Thomas LaVoy

/s/ Albert Smith	Director	October 6, 2008
Albert Smith